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                                                                      EXHIBIT 11


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Counsel and Auditors" and "Financial Statements" in the Registration Statement (Form N-1A) of The Benchmark Funds filed with the Securities and Exchange Commission and to the incorporation by reference therein and in the related Prospectus of our report dated March 27, 1997 in this Post Effective Amendment No. 33 to the Registration Statements under the Securities Act of 1933 (Registration No. 2-80543) and in this Amendment No. 34 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-3605).



                                                     /s/ Ernst & Young LLP
                                                     ---------------------
                                                     ERNST & YOUNG LLP



Chicago, Illinois
March 27, 1997